Exhibit 99.1

1400 Union Meeting Road
Blue Bell, PA 19422
Phone: 215-619-2700

Shareholder Contacts:

Ian J. Harvie of C&D: 215-619-7835

Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

C&D Technologies Sustains Revenue Growth and Profitability Improvement

Gross Margins Expand to 17%

Earnings Per Share $0.05 in Second Quarter

BLUE BELL, Pa., September 8, 2008 /PRNewswire-FirstCall/ — C&D Technologies, Inc. (NYSE: CHP - News), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, uninterrupted power supply systems, utility and other high reliability applications, today announced financial results for the fiscal 2009 second quarter ended July 31, 2008.

For the quarter, the Company reported consolidated net income of $1.2 million or $0.05 per diluted share, compared to a consolidated net loss of $3.1 million or ($0.12) per diluted share in the prior year’s second quarter. Results in the prior year’s second quarter included a $4.7 million loss, or ($0.18) per diluted share, from discontinued operations. There was no material impact from non-recurring items or discontinued operations in this year’s second quarter.

Second quarter revenues were $92.5 million, up 12% compared to $82.9 million in the prior year’s second quarter, primarily price related. In the second quarter the Company reported a 26% increase in gross profit to $15.6 million. Continued progress on cost reduction initiatives, pricing discipline, and favorable product mix drove gross margins to 16.9% in the quarter, up sequentially from 14.6% in the first quarter of fiscal 2009. The gross margin was 14.9% in the year ago second quarter.

Dr. Jeffrey A. Graves, President and CEO said, “Results in the second quarter reflect the continued progress of our operating strategy, and we are pleased that we are building on the bottom line momentum established in the first quarter. We are particularly satisfied with our continued success in improving margins as our cost reduction initiatives drive increasing efficiency of our operations. The trend of expanding margins throughout the first half of this year has kept us firmly on pace to achieve our stated target of 20% gross margins exiting this fiscal year. With the benefits from our continued new product introductions through the first two quarters, we have established a solid foundation to reach our target of 25% gross margins exiting next fiscal year, along with accelerating top line growth as these new products begin fully penetrating the market.

Our book to bill ratio for the second quarter remained positive, reflecting continued stability in our core end markets of uninterrupted power supply (UPS) systems, wire line and wireless telecommunications and utilities, which remain largely insulated from this year’s general economic weakness. In the second quarter, the Company experienced positive unit volume growth in these core end markets, supported by continued strength internationally, overall consistent with observed market trends. In the Cable TV end-market, growth returned to more normalized long-term rates from the above-average growth rate experienced in last year’s second quarter when new infrastructure build–outs were at their recent peak levels.

The Company’s China operations were also vastly improved in the quarter, continuing the momentum established in the first quarter, and they are rapidly moving towards breakeven EBITDA performance. These improvements reflect the benefits from disciplined pricing, cost control and increasing revenues as we continue to expand our regional sales force.

In the second quarter, cash flow from operating activities was $2.6 million, against a use last year of $5.7 million, supporting the funding of capital required to drive our new product introductions and future growth plans. The Company continues to reduce its investment in working capital, with inventory alone down $14.6 million since the beginning of the year.”

Dr. Graves continued, “With mechanisms now in place to effectively address lead price volatility, we are focusing intently on meeting our profitability objectives in the Standby Power market. Moreover, looking forward we intend to leverage our strong technology reputation, brand strength and global customer relationships to not only grow our leading North American market share, but to more aggressively build sales momentum around the world. Over the first half of this year, we have introduced or significantly upgraded two new families of products that capitalize on some of the most attractive segments of our traditional markets, while extending our product line to enter some equally attractive new markets for C&D. And, with our North American customers strongly positioned in rapidly industrializing economies, we have the opportunity to leverage these relationships and capitalize on their global success to grow our share in international markets as well. Each of these exciting growth initiatives will complement our improving margins to generate attractive returns for our shareholders both this year and well beyond.”

Conference call:

C&D management will host a conference call to discuss these financial results on September 9, 2008 at 10 a.m. Eastern Daylight Time. Those parties interested in participating in the conference call via telephone should dial 706-679-4521 and enter conference ID number 63087978. A telephone replay of the conference call will begin immediately following the call and will be available through September 23, 2008 at midnight Eastern Daylight Time. To access the rebroadcast, please dial 800-642-1687 (706-645-9291 for international callers) and enter code 63087978. A webcast of the conference call will also be available at http://www.cdtechno.com.

About C&D Technologies:

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS), as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies’ unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company’s Securities and Exchange Commission filings (including without limitation the company’s annual report on Form 10-K for the fiscal year ended January 31, 2008, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company’s actual results to differ materially from those expressed in any forward-looking statements made herein.

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three months ended July 31,		Six months ended July 31,
	2008	2007	2008	2007
NET SALES	$92,485	$82,854	$186,261	$160,333
COST OF SALES	76,841	70,480	156,925	137,536

GROSS PROFIT	15,644	12,374	29,336	22,797

OPERATING EXPENSES:
Selling, general and administrative expenses	10,365	8,725	20,020	17,257
Research and development expenses	1,703	1,693	3,394	3,224
Gain on sale of Shanghai, China plant	—	—	—	(15,162)

OPERATING INCOME FROM CONTINUING OPERATIONS	3,576	1,956	5,922	17,478

Interest expense, net	2,285	2,133	4,551	4,310
Other (income) expense, net	75	(308)	(298)	(939)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	1,216	131	1,669	14,107
Income tax provision (benefit) from continuing operations	161	(999)	295	(905)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	1,055	1,130	1,374	15,012
Minority interest	(147)	(526)	(405)	4,002

NET INCOME FROM CONTINUING OPERATIONS	1,202	1,656	1,779	11,010

LOSS FROM DISCONTINUED OPERATIONS BEFORE INCOME TAXES	—	(3,289)	—	(6,397)
Income tax provision from discontinued operations	—	1,449	—	3,565

LOSS FROM DISCONTINUED OPERATIONS	—	(4,738)	—	(9,962)

NET INCOME (LOSS)	$1,202	$(3,082)	$1,779	$1,048

Income (Loss) per share:
Basic:
Net income from continuing operations	$0.05	$0.06	$0.07	$0.43

Net loss from discontinued operations	$—	$(0.18)	$—	$(0.39)

Net income (loss)	$0.05	$(0.12)	$0.07	$0.04

Diluted:
Net income from continuing operations	$0.05	$0.06	$0.07	$0.32

Net loss from discontinued operations	$—	$(0.18)	$—	$(0.22)

Net income (loss)	$0.05	$(0.12)	$0.07	$0.10

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

(UNAUDITED)

	July 31, 2008	January 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,567	$6,536
Restricted cash	1,745	4,383
Accounts receivable, less allowance for doubtful accounts of $1,227 and $1,148	59,935	62,946
Inventories	71,202	85,832
Prepaid taxes	932	800
Other current assets	1,302	835
Assets held for sale	—	450

Total current assets	139,683	161,782
Property, plant and equipment, net	83,372	79,782
Deferred income taxes	32	32
Intangible and other assets, net	15,621	16,091
Goodwill	59,963	59,870

TOTAL ASSETS	$298,671	$317,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$5,856	$5,568
Accounts payable	31,883	51,382
Accrued liabilities	14,256	15,593
Other current liabilities	5,972	9,767

Total current liabilities	57,967	82,310
Deferred income taxes	10,347	10,020
Long-term debt	124,980	124,133
Other liabilities	18,924	20,568

Total liabilities	212,218	237,031

Minority interest	11,619	11,418
Stockholders’ equity:
Common stock, $.01 par value, 75,000,000 shares authorized; 29,160,901 and 29,081,110 shares issued, respectively	291	291
Additional paid-in capital	75,801	74,995
Treasury stock, at cost, 3,431,647 and 3,414,633 shares, respectively	(47,358)	(47,243)
Accumulated other comprehensive income	(21,015)	(24,270)
Retained earnings	67,115	65,335

Total stockholders’ equity	74,834	69,108

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$298,671	$317,557

C&D TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(UNAUDITED)

	Six months ended July 31,
	2008	2007
Cash flows from operating activities:
Net income	$1,779	$1,048
Net loss from discontinued operations	—	(9,962)

Net income from continuing operations	1,779	11,010
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interest	(405)	4,002
Share-based compensation	378	315
Depreciation and amortization	6,009	5,533
Amortization of debt acquisition costs	848	791
Annual retainer to Board of Directors paid by the issuance of common stock	190	273
Deferred income taxes	327	(267)
Gain on disposal of assets	—	(15,174)
Changes in assets and liabilities:
Accounts receivable	3,333	(4,148)
Inventories	14,894	(10,065)
Other current assets	(452)	(2,138)
Accounts payable	(18,313)	435
Accrued liabilities	(1,486)	(294)
Income taxes payable	(961)	355
Other current liabilities	(1,301)	(365)
Funds provided to discontinued operations	—	(8,263)
Other long-term assets	(60)	270
Other liabilities	(1,482)	3,451
Other, net	(92)	1,306

Net cash provided by (used in) continuing operations	3,206	(12,973)
Net cash provided by discontinued operating activities	—	941

Net cash provided by (used in) operating activities	3,206	(12,032)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(8,548)	(4,088)
Proceeds from disposal of property, plant and equipment	483	1,893
Decrease in restricted cash	2,638	—

Net cash used in continuing investing activities	(5,427)	(2,195)
Net cash used in discontinued investing activities	—	(464)

Net cash used in investing activities	(5,427)	(2,659)

Cash flows from financing activities:
Proceeds from new borrowings	—	14,107
Increase in overdrafts	18	1,185
Financing cost of long term debt	—	(459)
Proceeds from exercise of stock options	238	—
Purchase of treasury stock	(115)	(130)

Net cash provided by continuing financing activities	141	14,703
Net cash used in discontinued financing activities	—	(405)

Net cash provided by financing activities	141	14,298

Effect of exchange rate changes on cash and cash equivalents	111	127

Decrease in cash and cash equivalents from continuing operations	(1,969)	(338)
Cash and cash equivalents, beginning of period	6,536	5,384

Cash and cash equivalents, end of period	$4,567	$5,046